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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 24, 2001, except for note 9 as to which the date is February 20, 2001 relating to the financial statements and financial statement schedules which appear in RFS Hotel Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Dallas, Texas
April 3, 2001